UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 16, 2013

ASIA CARBON INDUSTRIES, INC.
 (Exact name of Registrant as specified in charter)

Maryland	333-167090	26-2895795
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Xi Gu Nan Street, Qing Xu County, Taiyuan City
Shanxi Province, People’s Republic of China, 030407
(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 86-351-5966868

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐           Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange   Act   (17CFR240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 16, 2013, Mr. Xiaolong Zhou resigned from his position as chief financial officer of our company.  Our Board of Directors (the “Board”) authorized the issuance of 103,333 shares to Mr. Zhou.  The issuance was in reliance upon an exemption afforded by Section 4(2) of the Securities Act of 1933, as amended.

Effective April 16, 2013, the Board appointed Ms. Elaine Zhao, as our new chief financial officer.

The biographical information of Ms. Zhao is set forth below.

Ms. Elaine Zhao, 39 years old.  In 2005, Ms. Zhao founded ELZ Accountancy Corp., a Los Angeles based accounting and financial advisory firm, and she has served as its president since that time.  In her work with ELZ, Ms. Zhao has served clients including privately owned and publicly traded company in various industries and has worked with banks in financing small businesses. Ms. Zhao has held Registered Investment Advisor Representative and Registered General Securities Representative at a national brokerage firm since October 2002. From July 2007 to June 2010, Ms. Zhao served as chief financial officer for Biostar Pharmaceuticals, Inc., a public company with its securities trading on NASDAQ. From October 2000 to October 2005, Ms. Zhao worked as accountant and auditor at Liang & Company Accountancy Corp. in Los Angeles. Ms. Zhao currently also serves as chief financial officer for China Power Equipment, Inc., a public company with its securities trading on OTC Markets (OTCQB: CPQQ).  She holds a Master of Science in Finance from the Kelley School of Business at Indiana University and is a Certified Public Accountant.

There is no family relationship between Ms. Zhao and any of our directors or management.

The Company entered into a financial services agreement (the “Agreement”), effective as of April 16, 2013, with ELZ Accountancy Corp and Ms. Zhao.  Pursuant to the terms of the Agreement, Ms. Zhao agreed to serve as our chief financial officer for a term of one year at an annual salary of $50,000.  In addition, on April 16, 2013, the Board granted 30,000 shares of restricted stock under the Company’s 2011 Stock Incentive Plan to vest in four tranches quarterly with a performance target of the Company’s filing its periodic reports in a timely fashion.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

The following are filed as exhibits to this report:

10.1           Financial Services Agreement, dated as of April 16, 2013, between the Company, ELZ Accountancy Corp and Ms. Elaine Zhao.

99.1           Press Release, dated April 29, 2013, announcing the appointment of the new CFO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2013

ASIA CARBON INDUSTRIES, INC.

By:      /s/ Guoyun Yao
Name: Guoyun Yao
Title: Chairman and Chief Executive Officer